                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement               Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                CARESIDE, INC.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                                CARESIDE, INC.
                             6100 Bristol Parkway
                         Culver City, California 90230

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 9, 2000

                               ----------------

To the Shareholders of Careside:

  The Annual Meeting of Shareholders of Careside, Inc., a Delaware corporation (the "Company") will be held at 2:00 p.m., Eastern Standard Time, on May 9, 2000, at the Peninsula Hotel, 700 Fifth Avenue, New York, New York for the following purposes:

  1. To elect three directors of the Company for a three-year term;

  2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 2000; and

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only holders of the Company's Series A Preferred Stock and Common Stock at the close of business on March 31, 2000, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Holders of shares of Series A Preferred Stock vote as if such preferred shares were converted into the applicable number of shares of Common Stock. Such shareholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

                                          By Order of the Board of Directors

                                            /s/ W. Vickery Stoughton

                                          W. Vickery Stoughton
                                          Chairman of the Board and Chief
                                          Executive Officer

March 31, 2000

                                CARESIDE, INC.
                             6100 Bristol Parkway
                         Culver City, California 90230

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 9, 2000

                               ----------------

                                    GENERAL

  This Proxy Statement, which is first being mailed to shareholders on or about April 7, 2000, is furnished in connection with the solicitation by the Board of Directors of Careside, Inc. (the "Company") of proxies to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held at 2:00 p.m. on May 9, 2000, at the Peninsula Hotel, 700 Fifth Avenue, New York, New York, and at any adjournments or postponements thereof.

                                  RECORD DATE

  Holders of record of the Company's Series A Preferred Stock or Common Stock on March 31, 2000, will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 8,796,511 shares of Common Stock and 162,914 shares of Common Stock into which the Series A Preferred Stock is convertible outstanding and entitled to vote.

                            REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a shareholder cast in person at the Annual Meeting.

                               VOTING PROCEDURES

  The presence, in person or by proxy, of holders of Series A Preferred Stock and Common Stock entitled to cast at least a majority of the votes which all holders of Series A Preferred Stock and Common Stock are entitled to cast will constitute a quorum for purposes of the transaction of business.

  Each share of Common Stock and each shares of Series A Preferred Stock entitles the holder thereof to one vote on the election of three nominees for director and on any other matter that may properly come before the Annual Meeting. Shareholders are not entitled to cumulative voting in the election of directors.

  If proxies in the accompanying form are properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares represented thereby will be voted (i) for the election of the nominees for director named below, (ii) for the ratification of the appointment of Arthur Andersen LLP as independent auditors, and (iii) in support of management on such other business as may properly come before the Annual Meeting or any adjournments thereof. Shareholders whose shares are held of record by a broker or other nominee are nevertheless encouraged to fill in the boxes of their choice on the proxy, as brokers and other nominees may not be permitted to vote shares with respect to certain matters for which they have not received specific instructions from the beneficial owners of the shares.

                     QUORUM; ABSTENTIONS; BROKER NON-VOTES

  Under Delaware law and the By-laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. The presence at the Annual Meeting in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purposes of consideration and action on the matter. Votes that are withheld, abstentions and broker non-votes (described below) will be counted in determining the presence of a quorum.

  Directors are elected by the affirmative vote of a plurality of the votes of the shares entitled to vote, present in person or represented by proxy. All other actions to be taken by the shareholders at the Annual Meeting shall be taken by the affirmative vote of a majority of the shares present, in person or by proxy, at the meeting and entitled to vote thereon. Votes that are withheld and abstentions will be counted in determining the number of votes present in connection with any particular matter. Broker non-votes, which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the broker or other nominee has not received specific instructions from the beneficial owners, will not be counted in determining the number of votes present in connection with any particular matter. Broker non-votes will, therefore, have no effect on the outcome of any of the matters to be voted upon at the Annual Meeting.

                       COSTS OF SOLICITATION OF PROXIES

  The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Company's stock.

                             ELECTION OF DIRECTORS
                                 (Proposal 1)

  The Company's Board of Directors consists of nine members, divided into three classes, which serve for staggered three-year terms and until their successors are elected and qualified. At the meeting, three directors will be elected to serve for a term of three years and until their successors are elected and qualified. Unless otherwise specified in the accompanying proxy, the shares of Common Stock and shares of Series A Preferred Stock voted pursuant thereto will be cast for James R. Koch, Kenneth Kermes and Philip B. Smith, each for terms expiring at the Annual Meeting of Shareholders to be held in 2003. If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for the election, in the nominee's place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any of the nominees will be unable to serve as a director. Nine directors will continue to serve as directors following the Meeting as set forth below, with three directors having a term expiring at the 2001 Annual Meeting of Shareholders, three directors having a term expiring at the 2002 Annual Meeting of Shareholders and three newly-elected directors having a term expiring at the 2003 Annual Meeting of Shareholders.

  The following biographical information is furnished as to each nominee for election as a director and each of the current directors:

Nominees for Election to the Board of Directors for a Three Year Term Expiring at the 2003 Annual Meeting

  James R. Koch, Chief Financial Officer, Treasurer, Executive Vice President and Director, 45. Mr. Koch has served as our Chief Financial Officer, Treasurer, Executive Vice President and as one of our directors since July 1998. Prior to joining us, Mr. Koch served as Vice President and Chief Financial Officer of ILEX Oncology, Inc., a company that develops oncology drugs, from August 1996 to July 1998. In addition, Mr. Koch served as Vice President, Finance and Chief Financial Officer for two start-up specialty pharmaceutical companies, Symphony Pharmaceuticals, Inc., from September 1993 to August 1996, and Neose Pharmaceuticals, Inc., currently Neose Technologies, Inc., from September 1991 to September 1993. His prior experience also includes ten years in senior financial management positions with G.D. Searle Pharmaceutical, a manufacturer of pharmaceutical products. Mr. Koch holds a B.S. in Mechanical Engineering from General Motors Institute and an M.S. from the Krannert School of Management at Purdue University.

  Kenneth N. Kermes, Director, 64. Mr. Kermes has served as one of our directors since February 1997. Since June 1998, he has served as a principal of Riparian Partners Limited and of Bay View Equity Partners, two related investment banking and private equity investment partnerships. Prior to that, he served as Vice President of Business and Finance for the University of Rhode Island from December 1994 to June 1998 and as Chief Financial Officer for SmithKline Beecham Corporation from October 1986 to July 1989 and as Senior Vice President and Group Director of Corporate Development for SmithKline from July 1989 to 1991. From 1991 to 1994, Mr. Kermes was a consultant and an investor in the venture capital industry. Mr. Kermes obtained a B.A. from Amherst College and attended the New York University Graduate School of Business and the Harvard Business School Advanced Management Program. In addition to Careside, Mr. Kermes serves as a director of five private, closely held manufacturing companies in the Northeast.

  Philip B. Smith, Director, 64. Mr. Smith has served as one of our directors since November 1996. Since June 1998, Mr. Smith has served as a Vice-Chairman of Laird & Co., LLC, a merchant bank. In addition, from 1991 until August 1998, Mr. Smith served as a Vice-Chairman with Spencer Trask Securities Incorporated, an investment banking firm. Mr. Smith served in a number of other senior management positions. From June 1986 to June 1988, Mr. Smith served as Managing Director of Prudential Securities, an investment firm, in its merchant bank division. From December 1967 to December 1972, Mr. Smith served as President and Chief Executive Officer of Citicorp Venture Capital, a venture capital company that he founded. Mr. Smith currently serves on the board of directors of Movie Gallery, Inc., Digital Video Systems, Inc., and KLS Enviro Resources, Inc. and several private companies. Mr. Smith has a B.S.E. from Princeton University and an M.B.A. from the Harvard Business School.

  The Board of Directors Recommends a Vote FOR Proposal 1 to Elect All
Nominees.

Members of the Board of Directors Continuing in Office; Terms Expiring at 2001 Annual Meeting

  William F. Flatley, Director, 58. Mr. Flatley has served as one of our directors since November 1996. Since July 1997, he has served as the President and Chief Executive Officer of Executive Health Group, a provider of preventive healthcare services to corporations. From 1980 to December 1994, he held a number of senior management positions with Bristol-Myers Squibb Corporation, a pharmaceutical company, including President of a multi-division medical device business, the Health Care Group, and President of the Drackett Company, a household product manufacturer. Mr. Flatley retired from Bristol-Myers Squibb at the end of 1994 but continued to provide the company with certain consulting services after his retirement. Mr. Flatley obtained a B.S. from Villanova University and a M.B.A. from the Wharton School of the University of Pennsylvania.

  Thomas H. Grove, Executive Vice President--Chief Technology Officer, Secretary and Director, 50. Dr. Grove has served as our Executive Vice President--Chief Technology Officer, Secretary and as one of our directors since our formation in July 1996. From April 1984 to July 1996, he served in a number of management positions at SmithKline Beecham Clinical Laboratories, Inc. involving research and development activities, including the position of Vice President of Scientific Affairs from January 1991 to July 1996, where, among other things, he was in charge of National Quality Control and Quality Assurance for SBCL. Dr. Grove has received a number of awards, including a NATO Science Fellowship to attend Oxford University from 1978 to 1979. He was also named Young Investigator of the Year in 1980 by the American Association for Clinical Chemistry and was elected to the National Academy of Clinical Biochemistry in 1977. Dr. Grove holds a B.S. in Biology from SUNY-Albany and a Ph.D. in Biochemistry from Syracuse University.

  Diana Mackie, Director, 52. Ms. Mackie has served as one of our directors since February 1997. As of January 2000, Ms. Mackie has accepted the position to co-lead the merger integration process for Glaxo-SmithKline. From June 1999 to January 2000, she held the position of Vice President and Director, Category Management, Dermatologicals, Phytomedicines and Vitamins, SmithKline Beecham Consumer Healthcare (SBCH). From October 1997 to May 1999, she held the position of Vice President for Strategy and Business Development at SmithKline Beecham Healthcare Services, the business development division of SmithKline Beecham Corporation, where her responsibilities included developing business plans, long-range strategy and negotiating external alliances and investments. Prior to that, Ms. Mackie served as Vice President, Group Business Initiatives for SBHS from November 1996 to October 1997. From March 1996 to November 1996, she was General Manager of Diversified Prescription Delivery, a pharmaceutical mail services company and a wholly owned subsidiary of Diversified Pharmaceutical Services, a pharmaceutical benefit management group. From March 1993 to March 1996, she served as Vice President, Strategy Development, SmithKline Beecham Pharmaceuticals, a pharmaceutical company. Ms. Mackie holds a B.S. in Chemistry from the University of Illinois, a M.B.A. from The Massachusetts Institute of Technology Sloan School of Management and a M.S. in Polymer and Fiber Engineering from The Massachusetts Institute of Technology.

Members of the Board of Directors Continuing in Office; Terms Expiring at 2002 Annual Meeting

  W. Vickery Stoughton, Chairman of the Board of Directors and Chief Executive Officer, 53. Mr. Stoughton has served as our Chairman of the Board of Directors and the Chief Executive Officer since our formation in July 1996. Prior to that, he served as President of SmithKline Beecham Diagnostics Systems Co. (SBDS), a diagnostic services and product company, from October 1995 to July 1996, and was President of SmithKline Beecham Clinical Laboratories, Inc. (SBCL), a provider of diagnostic laboratory services, from August 1992 to September 1995. As President of SBDS, Mr. Stoughton had responsibility for SBCL, SmithKline Beecham Clinical Laboratories International and SBDS's genetic testing and point-of-care testing projects. In addition, Mr. Stoughton served as Chief Executive Officer and Vice Chancellor for Health Affairs of Duke University Hospital from 1991 to 1992, Chief Executive Officer of Toronto Hospital in Toronto, Canada from 1981 to 1991, Chief Operating Officer of Brigham and Women's Hospital in Boston from 1980 to 1981 and Chief Executive Officer of Peter Bent Brigham Hospital in Boston from 1978 to 1980. Mr. Stoughton holds a B.S. in Chemistry from
St. Louis University and a M.B.A. from the University of Chicago. He is currently a director of Sun Life Assurance Company of Canada, a financial services company, and Biomira, Inc., a pharmaceutical company.

  Anthony P. Brenner, Director, 42. Mr. Brenner has served as one of our directors since November 1996. Since January 1998, he has served as a Managing Director with Crosslink Capital, a venture capital firm, where he oversees investment activities in the e-Business and outsourcing industries. Prior to that, Mr. Brenner served as Senior Managing Director of Advanta Partners LP, a private equity investment partnership, and as a member of the Board of Directors of Advanta Corporation, a financial services company, from 1992 to 1996. In addition, from 1989 to 1998 Mr. Brenner served as President of Cedar Point Partners, a private equity investment partnership. Mr. Brenner earned a B.A. from Yale University and a M.B.A. from Stanford University.

  C. Alan MacDonald, Director, 66. Mr. MacDonald has served as one of our directors since November 1996. Since 1999, Mr. MacDonald has served as President of the Club Management Co., LLC. Since October 1997, Mr. MacDonald has also served as a Managing Director of Directorship, Inc., a consulting firm specializing in corporate governance issues. Prior to that, he served as General Partner of the Marketing Partnership, Inc., a full service marketing consulting firm, from January 1995 to July 1997 and as an acquisitions consultant with the Noel Group, a venture capital firm, from July 1994 to December 1994. In addition, he served as Chairman and Chief Executive Officer of Lincoln Snacks Co., a caramelized popcorn snack company, from September 1992 to July 1994. Mr. MacDonald holds a B.S. in Hotel Administration from Cornell University and is a member of the Cornell Society of Hotelmen and the Dean's Advisory Committee at Cornell. Mr. MacDonald is also a director of Lincoln Snacks Co., Lord, Abbot, J.B. Williams and Fountainhead Water Co.

Committees and Meetings of the Board of Directors

  During the year ended December 31,1999, the Board of Directors held five meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees, if any, of the Board of Directors on which he or she served.

  The Audit Committee, which consists of Mr. Flatley, Mr. Kermes and Mr. MacDonald, met once in 1999. The Committee's function is to make recommendations to the Board of Directors regarding the annual selection of independent public accountants, to audit annually the Company's books and records, and to review recommendations made by such accounting firm as a result of their audit. The Audit Committee also periodically reviews the activities of the Company's accounting staff and the adequacy of the Company's internal controls.

  The Compensation Committee, which consists of Ms. Mackie, Mr. Brenner and Mr. Smith, met two times in 1999. The Compensation Committee is responsible for establishing the salaries of the executive officers of the Company, incentives and other forms of compensation and benefit plans, administering the Company's employee benefit plans and reviewing and recommending to the Board annual objectives that are the basis for the option grants.

  The Company did not have a standing Nominating Committee in 1999.

Compensation of Directors

  The Company pays each director who is not also an employee of the Company (an "outside director") a fee of $1,000 for each Board meeting and each Committee meeting attended by such director in person, $500 for each of such meeting attended telephonically, and an annual fee of $5,000 payable semi-annually. Ms. Mackie is precluded by SmithKline policy from receiving any fees or stock options for her service as a director. The Company will also reimburse the directors for expenses incurred in attending Board of Directors or committee meetings. In addition, the non-employee directors, other than the SmithKline representative, Ms. Mackie, participate in our 1996 Incentive and Non-Qualified Stock Option Plan. For each year that Mr. Brenner, Mr. Flatley, Mr. Kermes, Mr. MacDonald and Mr. Smith served as directors, we granted each an annual option to purchase 2,163 shares of common stock at the then applicable market price. The options granted after the end of 1996 were issued at $5.20 per share. The options granted after the end of 1997 were issued at $6.76 per share. The options granted after the end of 1998 were issued at $7.50 per share. Beginning in 2000, options granted to non-employee directors will only be made under our 1998 Director Stock Option Plan. Under our 1998 Director Stock Option Plan, we will grant each non-employee director an annual option to purchase 2,000 shares of common stock at the then applicable market price.

                    RATIFICATION OF APPOINTMENT OF AUDITORS
                                 (Proposal 2)

  The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2000, and recommends that the shareholders ratify such selection. This appointment will be submitted to the shareholders for ratification at the Annual Meeting.

  The submission of the appointment of Arthur Andersen LLP is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. If Arthur Andersen LLP shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent public accountants.

  The Board of Directors Recommends a Vote FOR Proposal 2 to Ratify the Appointment of Arthur Andersen LLP as Independent Auditors for the Year Ending December 31, 2000.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth, with respect to services rendered during 1999, 1998 and 1997, the total compensation paid by the Company to the Company's Chief Executive Officer and each other executive officer whose total annual salary and bonus exceeded $100,000 during 1999 (the "named executive officers"). The Company has written employment agreements with Mr. Stoughton, Dr. Grove and Mr. Koch. No named executive officer who otherwise would have been includable in such table on the basis of salary and bonus earned during the year ended December 31, 1999 has resigned or otherwise terminated employment in 1999.

                                                     Long-Term
                                       Annual       Compensation
                                    Compensation       Awards
                                  ----------------- ------------
                                                     Securities
                                                     Underlying     All Other
Name and Principal Position  Year  Salary  Bonus(1)   Options    Compensation(2)
---------------------------  ---- -------- -------- ------------ ---------------
W. Vickery Stoughton.......  1999 $210,892     --         --         $20,797
 Chairman of the Board of
  Directors and              1998 $203,481     --       9,135        $20,797
 Chief Executive Officer     1997 $195,281 $27,000    158,655        $20,547

Thomas H. Grove............  1999 $167,852     --         --         $ 8,603
 Executive Vice President--  1998 $163,880     --       5,529        $ 8,603
 Research and Development    1997 $154,013 $25,000     79,327        $ 8,353

James R. Koch..............  1999 $164,800     --       1,202        $ 5,000
 Executive Vice President
  and                        1998 $ 64,242     --      40,384        $15,000
 Chief Financial Officer

--------
(1) Bonus earned in 1997 and paid in 1998.

(2) Includes $4,750 contributed under our 401(k) Plan for the benefit of each of Mr. Stoughton and Dr. Grove in 1997 and $5,000 for the benefit of each of Mr. Stoughton and Dr. Grove in 1998 and 1999. Also includes $15,797 and $3,603 of premiums paid for life insurance for Mr. Stoughton and Dr. Grove, in each year, respectively. Includes $15,000 of relocation assistance paid to Mr. Koch in 1998 and $5,000 contributed under the 401(K) plan for the benefit of Mr. Koch.

Stock Options Granted to Certain Executive Officers During 1999

  The following table shows, as to named executive officers, information concerning stock options granted during 1999.

                                                                           Potential Realizable
                                                                             Value at Assumed
                         Number of   Percent of                           Annual Rates of Stock
                           Shares   Total Options                         Price Appreciation for
                         Underlying  Granted to   Exercise or                 Option Term(4)
                          Options   Employees in   Base Price  Expiration ----------------------
                         Granted(1)    1999(2)    Per Share(3)    Date        5%         10%
                         ---------- ------------- ------------ ---------- ---------- -----------
James R. Koch...........   1,202        1.4%         $8.01      01/10/09  $    7,559 $    19,157

--------
(1) All options were granted under our 1996 Incentive and Non-Qualified Stock Option Plan. The listed grant vested or will vest 20% at grant, and on December 31, 1999, 2000, 2001, and 2002.

(2) Based on an aggregate of 84,202 shares of common stock underlying options granted to employees in 1999.

(3) Options were granted at fair market value, as determined by our Board of Directors, based on all factors available to them on the date of grant. These factors included our history and prospects, as well as the history and prospects of our industry, an assessment of our past and present operations and financial performance, the prospects for our future earnings, the present state of our development, the possibility of an initial public offering by us and market prices of publicly traded common stocks of comparable companies in recent periods.

(4) Assumes stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date, as mandated by the rules of the Securities and Exchange Commission, and does not represent our estimate or projection of the future appreciation of our stock price. Actual gains, if any, on stock option exercises and common stock holdings, are dependent upon the timing of such exercise and the future performance of the common stock and may be greater or less than the potential realizable value set forth in the table.

Aggregated Options Exercised in Last Fiscal Year And Fiscal Year-end Option
Values

  The following table sets forth, as to the named executive officers, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1999. Also reported are values for unexercised "in-the-money" options, which values represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1999. No options were exercised by the Named Officers in 1999.

                           Number of Shares
                        Underlying Unexercised       Value of Unexercised
                        Options at Fiscal Year           In-the-Money
                                  End            Options at Fiscal Year End(1)
                       ------------------------- -----------------------------
        Name           Exercisable Unexercisable  Exercisable   Unexercisable
        ----           ----------- ------------- -----------------------------
W. Vickery
 Stoughton...........    157,403      10,387      $       678,692 $       30,596

Dr. Thomas H. Grove..     79,085       5,771      $       353,463 $       18,382

James R. Koch........     36,265       5,321      $       108,133 $       14,709

--------
(1) The value of the underlying securities is based on the $9.75 per share closing price of the Company's Common Stock on December 31, 1999 (the last trading in 1999), minus the aggregate exercise price.

Employment Agreements

  We are party to employment agreements with each of Mr. Stoughton, Dr. Grove and Mr. Koch. On the anniversary date of each employment agreement, the agreement is automatically extended for three-year rolling terms unless either party, at least 60 days prior to the annual extension date, gives notice that the employment agreement shall not be extended or otherwise terminates the agreement. Mr. Stoughton, Dr. Grove and Mr. Koch may resign upon 90 days notice to us. Under the employment agreements, Mr. Stoughton, Dr. Grove or Mr. Koch will be entitled to have his base salary, bonus and stock options continue to accrue through the end of the then current term if he is terminated without cause, or becomes disabled. "Cause" includes disloyalty, dishonesty, fraud, conviction of a felony or the disclosure of confidential information. He will also be entitled to such amounts if he terminates his employment agreement as a result of a reduction in his duties, our breach of the employment agreement or a transaction resulting in our sale. The employment agreements prohibit Mr. Stoughton, Dr. Grove and Mr. Koch from engaging in the point-of-care diagnostics business during the term of such employment agreements. These non-compete clauses will remain in effect for one year after the expiration or termination of employment. If, however, the term of employment had continued for at least two years then the non-compete clauses have no effect when employment is terminated or expires. However, if we terminate employment without cause or if the employee terminates his employment following our breach of the agreement or because of a change of control, the non-compete clause terminates.

  Under their respective employment agreements, Mr. Stoughton serves as our Chairman of the Board of Directors and Chief Executive Officer, and as of March 31, 2000 earns an annual base salary of $210,892, Dr. Grove serves as Executive Vice President--Research and Development, and currently earns an annual base salary of $167,832, and Mr. Koch serves as our Chief Financial Officer, Treasurer and Executive Vice President, and currently earns an annual base salary of $164,800. In addition, Mr. Koch received a $15,000 relocation allowance in connection with entering into his employment agreement. At the discretion of our Board of Directors, an annual bonus may be paid to Mr. Stoughton, Dr. Grove and Mr. Koch. In each case, we may agree to future raises and other compensation for each of Mr. Stoughton, Dr. Grove and Mr. Koch. In addition, Mr. Stoughton, Dr. Grove and Mr. Koch are eligible to receive stock options pursuant to the 1996 Incentive and

Non-Qualified Stock Option Plan, the 1996 Key Executive Stock Option Plan and the 1998 Incentive and Non-Qualified Stock Option Plan. Such executive officers are also entitled to reimbursement for certain travel and entertainment expenses incurred in connection with the performance of their duties.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Company consists of Mr. Brenner, Ms. Mackie and Mr. Smith, outside directors of the Company. The Committee was established in 1997 and is responsible for reviewing and making recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of Careside, including stock compensation and loans, and all bonus and stock compensation to all employees. The goal of the Committee is to ensure that our compensation practices are sufficient to attract the necessary talent to enable growth from a development stage company into one with commercialized products. The Compensation Committee administers the Company's 1996 Incentive and Stock Option Plan, 1996 Key Executive Stock Option Plan, 1998 Incentive and Non-Qualified Stock Option Plan, 1998 Director Stock Option Plan and Employee Stock Purchase Plan.

  Careside's compensation program is designed to attract and retain experienced executives and motivate them for both the short and long term. The executive compensation program is comprised of four elements: competitive base salary, benefits comparable to those shared by the general employee population, annual bonus, and long term incentives linked to corporate performance.

Compensation Committee Purposes

  The Compensation Committee of the Board serves as an administrative arm of the Board to make decisions on behalf of the Board with respect to all forms of compensation to executive officers, and all bonus and stock compensation to employees.

  Compensation for officers and key employees includes both cash and equity elements. Cash compensation consists of base salary, which is determined on the basis of the level of responsibility, expertise and experience of the employee, taking into account competitive conditions in the industry. In addition, cash bonuses may be awarded to officers and other key employees. Such bonuses are based on accomplishment of designated Company goals.

  Ownership of the Company's Common Stock is a key element of executive compensation. Officers and other employees of Careside are eligible to participate in the 1996 Incentive and Stock Option Plan, 1996 Key Executive Stock Option Plan, 1998 Incentive and Non-Qualified Stock Option Plan and Employee Stock Purchase Plan. These plans permit the Board or a committee designated by the Board to grant stock options to employees on such terms as the Board or such committee may determine. Employee option grants typically vest over a [four]-year period and thus require the employee's continuing efforts. The Committee believes that it is in the stockholders' interests to link employee compensation as closely as possible to equity appreciation and thus to share with the employees the benefits of their efforts on behalf of our success.

Description of 401(K) Plan

  We have a 401(k) Salary Reduction Plan and Trust for eligible employees. Eligible employees may contribute up to 15% of their current compensation, up to a statutorily prescribed annual limit, to the 401(k) plan. Each participant is fully-vested in his or her deferred salary contributions. A participant's contributions are held in trust and invested pursuant to his or her directions from among 20 or more investment funds made available under the 401(k) plan. We may make matching contributions of 50% of each participant's deferred salary contributions, up to a maximum of 4% of such participant's compensation. Our matching contributions vest after a participant has completed three years of service with us, or earlier upon attainment of age 55, death while in service, retirement for disability or termination of the 401(k) plan. Payment of 401(k) plan benefits are made in a single lump-sum payment. Distribution of a participant's vested interest in his or her account generally occurs after a participant's termination of employment for any reason, including retirement, death or disability.

1999 Executive Compensation

  Executive compensation for 1999 included base salary, other compensation and, in one instance, the grant of stock options (as reflected elsewhere in this Proxy Statement under "Option Grants in Year Ended December 31, 1999"). We issued no cash bonuses in 1999.

1999 Chief Executive Officer Compensation

  The compensation for Mr. Stoughton included salary of $211,788 and additional compensation in the amount of $20,797. Our Board of Directors increased Mr. Stoughton's salary from 1998 to reflect Mr. Stoughton's performance and competitive salaries in the marketplace. See "Executive Compensation --Summary Compensation Tables" and "--Employment Agreements."

Limits of Deductibility of Compensation

  Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the allowable tax deduction of compensation paid by a publicly-held corporation to its Chief Executive Officer and its other four most highly compensated executive officers employed at year-end, subject to certain pre-established objective performance-based exceptions. The Committee intends to take Section 162(m) into account when formulating its compensation policies for the Company's Chief Executive Officer and its other Executive Officers and to comply with Section 162(m), if and where the Committee determines compliance to be practicable and in the best interests of the Company and its stockholders.

Summary

  The Compensation Committee advises the Board regarding our cash and equity incentive programs for the purpose of attracting and retaining highly skilled executives who will promote our business goals and providing incentive for these persons to achieve goals which are intended to build long-term stockholder value.

                                          Compensation Committee of the Board
                                           of Directors

                                          Anthony P. Brenner
                                          Diana Mackie
                                          Philip B. Smith

                            STOCK PERFORMANCE CHART

  The following Stock Performance Chart compares the Company's cumulative total shareholder return on its Common Stock for the period from June 16, 1999 (the date the Common Stock commenced trading on the American Stock Exchange) to December 31, 1999 (the date of the Company's 1999 fiscal year end) and its cumulative total shareholder return on its Common Stock and publicly-traded warrants for the period from June 16, 1999 to December 31, 1999, with the cumulative total return of the American Stock Exchange Index and the NASDAQ Healthcare Index. The comparison assumes $1.00 was invested on June 16, 1999 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                        [PERFORMANCE GRAPH APPEARS HERE]

                             CSA        CSA Combined           NASDAQ
Measurement Period           Common     Common Stock  AMEX     Healthcare
(Fiscal Year Covered)        Stock      and Warrant   Index    Index
---------------------        ------     ------------  -----    ----------
Measurement Pt-  6/16/1999   1.000      1.000         1.000    1.000
FYE   6/30/1999              1.000      0.817         1.046    1.099
FYE   7/19/1999              1.010      1.067         1.070    0.976
FYE   7/31/1999              0.938      0.983         1.029    0.951
FYE   8/31/1999              0.865      0.858         0.999    0.850
FYE   9/30/1999              0.927      0.925         1.015    0.812
FYE  10/31/1999              0.823      0.800         1.017    0.683
FYE  11/30/1999              0.990      1.025         1.084    0.723
FYE  12/31/1999              1.625      1.700         1.159    0.800

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners

  The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 29, 2000, by (1) each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (2) each of our directors, (3) each of our executive officers and (4) all of our executive officers and directors as a group.

  The number of shares of Common Stock actually owned by each principal stockholder is listed in Column A, entitled "Shares of Common Stock." In addition, each principal stockholder is deemed to be the beneficial owner of Common Stock that such stockholder can acquire upon the exercise of warrants or options on or within 60 days after March 29, 2000. These option and warrant shares are listed separately in Column B, entitled "Shares Underlying Options/Warrants." The total of these two columns is then set forth in Column C. Each principal stockholder's maximum potential percentage ownership is in Column D. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

                              (A)            (B)           (C)        (D)
                            Shares                        Total
                              of            Shares      Beneficial
                            Common        Underlying    Ownership  Percentage
 Name of Beneficial Owner    Stock     Options/Warrants (A plus B)   Owned
 ------------------------   -------    ---------------- ---------- ----------
Kevin Kimberlin............ 765,891(1)     336,349(2)   1,102,240     13.9%
 c/o Spencer Trask
  Securities Incorporated
 535 Madison Avenue, 18th
  Floor
 New York, New York 10022

SmithKline Beecham
 Corporation............... 229,808        561,122(3)     790,930      9.7%
 One Franklin Plaza
 Philadelphia, Pennsylvania
  19101

W. Vickery Stoughton....... 285,005        161,405        446,410      5.7%
 c/o Careside, Inc.
 6100 Bristol Parkway
 Culver City, California
  90230

Peter Friedli.............. 373,521(4)      42,974(5)     416,495      5.4%
 c/o Friedli Corp. Finance
 Freigustrasse 5, 8002
  Zurich, Switzerland

Dr. Thomas H. Grove........ 205,294         81,087        286,380      3.7%

Philip B. Smith............  94,315(6)     115,261(7)     209,576      2.7%

James R. Koch..............     338         38,506         38,844       *

William F. Flatley.........  15,470          6,490         21,962       *

Anthony P. Brenner.........   9,615          7,644(8)      17,260       *

Kenneth Kermes.............   2,959          4,326          7,285       *

Diana Mackie...............   4,438            --           4,438       *

C. Alan MacDonald..........     --           6,490          6,490       *

All executive officers and
 directors as a group
 (9 persons)............... 617,434        421,209      1,038,643     12.9%

--------
 *  Represents less than 1% of our outstanding shares of Common Stock.

(1) Includes 371,090 shares of Common Stock held by Oshkim Limited Partners, L.P., and 339,041 shares of Common Stock held by Kevin Kimberlin Partners, L.P., both of which are limited partnerships of which

    Mr. Kimberlin is the general partner, and 55,760 shares of Common Stock held by Spencer Trask Securities Incorporated of which Mr. Kimberlin is Chairman and exercises voting control.

(2) Includes 20,517 shares of Common Stock issuable upon the exercise of warrants held by Oshkim Limited Partners, L.P., and 38,095 shares of Common Stock issuable upon the exercise of warrants held by Kevin Kimberlin Partners, L.P. Also includes 277,737 shares of Common Stock issuable upon the exercise of warrants owned by Spencer Trask Securities Incorporated of which Mr. Kimberlin is Chairman and exercises voting control.

(3) Includes 325,828 shares of Common Stock underlying shares of Series A Preferred Stock, and underlying warrants which will be received if the Series A Preferred Stock is converted, owned by S.R. One, Limited, an affiliate of SmithKline Beecham Corporation, as of completion of the offering. Also includes 235,294 shares of Common Stock issuable upon exercise of bridge loan warrants that will be owned by S.R. One, Limited.

(4) Includes 373,521 shares of Common Stock owned by Venturetec, Inc., of which Mr. Friedli is the controlling stockholder.

(5) Includes 9,320 shares of Common Stock issuable upon the exercise of warrants owned by Pine Incorporated, a corporation owned and controlled by Mr. Friedli.

(6) Includes 50,952 shares of Common Stock owned by Private Equity Partnership, of which Mr. Smith is the general partner.

(7) Includes 108,771 shares of Common Stock issuable upon exercise of warrants held by Private Equity Partnership.

(8) Includes 1,154 shares of Common Stock issuable upon the exercise of options which were issued pursuant to a consulting agreement with an affiliate of Mr. Brenner.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

  None of Mr. Brenner, Ms. Mackie and Mr. Smith, the other members of our Compensation Committee, has been, at any time since our formation, an officer or employee of ours. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. Ms. Mackie, who co-leads the merger integration process of Glaxo-SmithKline, was nominated to serve on the Board of Directors by SmithKline Beecham Corporation pursuant to the terms of a stockholders' agreement by and among us and our stockholders and warrantholders prior to the initial public offering. Mr. Smith, who served as a Vice Chairman of Spencer Trask Securities Incorporated until August 1998, was nominated to serve on the Board of Directors by Spencer Trask Securities and was formerly a partner in Exigent Partners L.P.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners were complied with, except that Ms. Mackie filed her Form 5 on March 1, 2000.

                                 OTHER MATTERS

  Management knows of no other matters that will be presented at the Annual Meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the proxyholders named therein.

                                 ANNUAL REPORT

  A copy of the Company's 1999 Annual Report to Shareholders accompanies this Proxy Statement.

                             SHAREHOLDER PROPOSALS

   In order for a nomination for the election of a director or any other proposal to be presented by any shareholder at the Annual Meeting of Shareholders to be held in 2001, notice of the nomination or other proposal must be delivered by the shareholder to the Secretary of the Company at its principal executive offices not earlier than the close of business on February 10, 2001 and not later than the close of business on March 11, 2001, and, in the case of a proposal, the proposal must be an appropriate subject for shareholder action under applicable law. In the event that the Company receives notice of a shareholder proposal within the time frame set forth above, then so long as the Company includes in its proxy statement for the Annual Meeting of Shareholders to be held in 2000 advice on the nature of the matter and how the named proxyholders intend to vote the shares for which they have received discretionary authority, such proxyholders may exercise discretionary authority with respect to such proposal, except to the extent limited by the SEC's rules governing shareholder proposals. In order for a shareholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to that Meeting, the proposal must be received by the Company at its principal executive offices not later than December 7, 2000.

                               ----------------

  THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1999. REQUESTS SHOULD BE DIRECTED TO CHIEF FINANCIAL OFFICER, CARESIDE, INC., 6100 BRISTOL PARKWAY, CULVER CITY, CALIFORNIA 90230.

                                          By Order of the Board of Directors

                                          /s/ W. Vickery Stoughton

                                          W. Vickery Stoughton
                                          Chairman of the Board and Chief
                                           Executive Officer

Date: March 31, 2000
Culver City, California

                                Careside, Inc.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints W. Vickery Stoughton and Thomas H. Grove, and each of them, as proxies with full power of substitution, to vote all shares of common stock which the undersigned has power to vote at the Annual Meeting of Shareholders of Careside, Inc. to be held at 2 pm EDT on May 9, 2000, and at any adjournment or postponement thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

   This Proxy will be voted as directed. If no direction is made, it will be voted "FOR" Items 1 and 2.

              THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.

    PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

                           - FOLD AND DETACH HERE -

     Please mark your
[X]  votes as in this
     example.

                                                              WITHHOLD
1. Election of                            FOR                AUTHORITY
   Directors James R. Koch,            all listed          to vote for all
   Kenneth N. Kermes and                nominees           listed nominees
   Phillip B. Smith
                                          [_]                    [_]

[_] LISTED NOMINEES except the following (Instruction: To withhold authority to vote for any individual nominee, write the name of such nominee(s) in the space provided.

______________________________________________________________________________

                                            FOR     AGAINST    ABSTAIN
2. Approval of appointment of Arthur        [_]       [_]        [_]
   Andersen LLP as independent auditor

Please indicate whether you will attend the Annual Meeting of Shareholders on May 9, 2000.

I [_] plan / [_] do not plan to attend the Annual Meeting.


                                                           Dated:         , 2000
---------------------------   -----------------------------      ---------
 (Shareholders Sign Here)


Please sign exactly as name appears. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

                                 CARESIDE, INC.
                                 ANNUAL MEETING

                              The Peninsula Hotel
                                700 Fifth Avenue
                               New York, NY 10019

                                  May 9, 2000
                           2 pm Eastern Standard Time